Exhibit 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Effective Management Systems, Inc. 1993 Stock Option Plan, as amended, of our report dated January 16, 1998, with respect to the consolidated financial statements and schedule of Effective Management Systems, Inc. included in its Annual Report on
   (Form 10-K) for the year ended November 30, 1997, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
                                           Ernst & Young LLP

   Milwaukee, Wisconsin
   July 16, 1998